                                                                    Exhibit 10.6






                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                          HAPTO/ORTEC COLLABORATION LLC
                     (a Delaware Limited Liability Company)



                                TABLE OF CONTENTS

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                                                                              Page



                                    ARTICLE I

                                   DEFINITIONS
1.1      Definitions............................................................2


                                   ARTICLE II

                                  ORGANIZATION

2.1      Formation..............................................................7
2.2      Name...................................................................7
2.3      Principal Place of Business and Registered Agent.......................7
2.4      Qualification in Other Jurisdictions...................................8
2.5      Term...................................................................8
2.6      Purposes...............................................................8


                                   ARTICLE III

                                     MEMBERS

3.1      Names and Addresses....................................................8
3.2      Additional Members.....................................................8
3.3      Limitation of Liability................................................8
3.4      Priority and Return of Capital.........................................8
3.5      Meetings of Members....................................................9


                                   ARTICLE IV

                               BOARD OF DIRECTORS

4.1      Number, Appointment, Removal, Qualifications, Etc......................9
4.2      Assumption and Acceptance of Powers and Duties.........................9
4.3      Meetings..............................................................10
4.4      Quorum; Action........................................................10
4.5      Apparent Impasse......................................................10
4.6      Telephonic Meetings...................................................10
4.7      Action by Written Consent.............................................10




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
                                    ARTICLE V

                                SCIENCE COMMITTEE
5.1      Purpose and Actions of Science Committee..............................10
5.2      Assumption and Acceptance of Powers and Duties........................11
5.3      Meetings..............................................................11
5.4      Quorum; Action........................................................11
5.5      Telephonic Meetings...................................................12
5.6      Action by Written Consent.............................................12


                                   ARTICLE VI

                        DEVELOPMENT OF CERTAIN TECHNOLOGY

6.1      Obligation to License Certain Technology to Ortec.....................12
6.2      Duration of the License...............................................12
6.3      License Fees..........................................................13
6.4      Other Terms...........................................................13
6.5      Arbitration...........................................................13
6.6      Ortec's Exercise of Option............................................13


                                   ARTICLE VII



                                   MANAGEMENT

7.1      Management............................................................13
7.2      Officers and Employees................................................13
7.3      Internal Controls.....................................................14
7.4      Milestones............................................................14
7.5      Limitations on Liability..............................................14
7.6      Indemnification.......................................................14


                                  ARTICLE VIII

                              CAPITAL CONTRIBUTIONS

8.1      Initial Capital Contributions.........................................16
8.2      Required Capital Contributions to Capital Accounts....................16
8.3      Capital Accounts......................................................16
8.4      Transfers.............................................................16
8.5      Modifications.........................................................17
8.6      Deficit Capital Account...............................................17
8.7      Return of Capital Contributions.......................................17
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                                      -ii-





                                   ARTICLE IX

                           PROFIT AND LOSS ALLOCATIONS
9.1      Membership Interests..................................................17
9.2      Allocations of Net Profits and Net Losses.............................17
9.3      General Provisions....................................................17
9.4      Special Allocations...................................................18
9.5      Code Section 704(c) Allocations.......................................19


                                    ARTICLE X

                                  DISTRIBUTIONS

10.1     Distributions.........................................................19
10.2     Interest on and Return of Capital Contributions.......................19


                                   ARTICLE XI

                                      TAXES

11.1     Tax Returns...........................................................20
11.2     Tax Matters Member....................................................20


                                   ARTICLE XII

                                 TRANSFERABILITY

12.1     Rights of Transfer....................................................20
12.2     Effect of Void Transfer...............................................20


                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

13.1     Representations and Warranties of the Members.........................20
13.2     Additional Representations and Warranties of Hapto....................21
13.3     Additional Representations and Warranties of Ortec....................22
13.4     Warranty of Statements................................................22


                                   ARTICLE XIV

                                   DISSOLUTION

14.1     Dissolution...........................................................22
14.2     Winding Up............................................................22
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                                     -iii-





14.3     Distribution of Company Technology and Other Technology...............23
14.4     Nonrecourse to Other Members..........................................23
14.5     Dissolution Licensing.................................................23
14.6     Termination...........................................................24


                                   ARTICLE XV

                               GENERAL PROVISIONS

15.1     Notices and Consents..................................................24
15.2     Covenants.............................................................24
15.3     Merger and Amendments.................................................26
15.4     Headings..............................................................26
15.5     Waiver................................................................26
15.6     Severability..........................................................26
15.7     Binding...............................................................26
15.8     Counterparts..........................................................26
15.9     Exclusivity of Schedules..............................................26
15.10    Jurisdiction..........................................................26
15.11    Governing Law.........................................................27
15.12    Permitted Disclosures.................................................27
15.13    Press Releases........................................................27
15.14    Licensing of Other Technology.........................................28
15.15    Transactions with Interested Parties..................................28

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          HAPTO/ORTEC COLLABORATION LLC
                     (a Delaware Limited Liability Company)

         This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made as of August [ ], 2004, by and among HAPTO BIOTECH, INC., a Delaware corporation ("Hapto"), and ORTEC INTERNATIONAL, INC., a Delaware corporation ("Ortec" and, together with Hapto, the "Members"). Certain capitalized terms used herein have the respective meanings assigned thereto in Section 1.1 hereof.


                                    RECITALS

         WHEREAS, Hapto is engaged in the research and development of patented and proprietary technologies for cell manipulation aimed at tissue repair and regeneration;

         WHEREAS, Hapto has been licensed and further developed the Haptide(TM) technology, which consists of small synthetic peptides homologous to the C-terminal of the fibrinogen molecule chains, which mimic the mechanism of cell attachment to fibrin to be used to bind to implanted matrices to enhance their cell proliferation and tissue regeneration effects or to bind to implanted devices to enhance their integration with a patient's tissue;

         WHEREAS, Ortec is engaged in the research and development of proprietary and patented technologies to stimulate the repair and regeneration of human tissue;

         WHEREAS, Ortec has developed a proprietary collagen sponge;

         WHEREAS, Hapto and Ortec have formed the Company for the purpose of conducting a Research Program that combines Hapto Technology and Ortec Technology to develop Company Technology and determine the efficacy and the likelihood of commercialization of products or devices that arise from such Company Technology;

         WHEREAS, Hapto will license to the Company Hapto Technology, pursuant to a license agreement which will incorporate the material, relevant elements of this Agreement and such other provisions as are customary for license agreements of this type, for use consistent with and in furtherance of the Plan, as is hereinafter defined;

         WHEREAS, Ortec will license to the Company Ortec Technology, pursuant to a license agreement which will incorporate the material, relevant elements of this Agreement and such other provisions as are customary for license agreements of this type, for use consistent with and in furtherance of the Plan, as is hereinafter defined; and

         WHEREAS, the mutually agreed objective and measurement of success is establishing a product concept which in the opinion of both Members, likely will generate a licensing or partnering opportunity for the Company,

         WHEREAS, in connection with and in furtherance of the Plan, Hapto and Ortec also desire to enter into this Agreement, which shall constitute the limited liability company agreement of the Members under the Delaware Act, for the purpose of setting forth the agreements of the Members as to the affairs of the Company, the conduct of its business and fulfillment of the Plan;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties executing this Agreement hereby agree as follows:

                                   ARTICLE I

                                   Definitions

         1.1 Definitions. In this Agreement, the following terms have the meanings set forth below:

         "Affiliate" means, with respect to any Person, any other person that controls, is controlled by or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or controls, at least fifty percent (50%) of the voting stock or other ownership interests of the other Person, or if it possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

         "Agreement" means this Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as originally executed and amended from time to time.

         "Apparent Impasse" has the meaning set forth in Section 4.5 hereof.

         "Bankrupt" means, with respect to a Person, (i) that such Person has
(A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; (ii) forty-five (45) days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) forty-five
(45) days have elapsed since the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 60 days after the expiration of such stay.

         "Board of Directors" has the meaning set forth in Section 2.1 hereof.

         "Book Value" means, with respect to any asset of the Company, that asset's adjusted basis for U.S. federal income tax purposes, except as follows:

         (a) Any asset contributed by a Member to the Company shall be treated as having been purchased and the initial Book Value of such asset shall be the fair market value of such asset as of the date of contribution;

         (b) A revaluation of the Company shall be treated as a purchase of all the Company's assets and the Book Value of such assets shall be adjusted to equal their respective fair market values as of the date of such revaluation;


         (c) If the Book Value of an asset has been determined pursuant to (a) or (b), above, appropriate correlative adjustments shall be made to such Book Value to account for disparities between book and tax depreciation, amortization or other cost recovery deductions attributable to the determination of Book Value pursuant to (a) or (b) above; and

         (d) The Book Value of each asset shall be adjusted immediately prior to the liquidation of the Company to equal that asset's fair market value as of such date.

         "Budget" has the meaning set forth in Section 8.2(b) hereof.

         "Capital Account" means, with respect to any Member, an amount determined from time to time equal to the aggregate of all Capital Contributions made by such Member (net of any liabilities secured by such contributed property that the partnership is considered to assume or take subject to under Code
Section 752), (a) increased by the sum of (i) any Net Profits and gross income allocated to such Member pursuant to Section 9.2(a) hereof, (ii) any special allocations of income allocated to such Member pursuant to Section 9.4 hereof, and (iii) any other items required to be included therein under Treasury Regulation Section 1.704-l(b)(2)(iv) and (b) decreased by the sum of (i) the amount of all cash distributed by the Company to such Member, (ii) the fair market value of any property distributed by the Company to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752) after adjusting the Capital Accounts as if such property had first been sold for an amount equal to its fair market value, (iii) any Net Losses and gross deductions allocated to such Member pursuant to Section 9.2(b) hereof, (iv) any special allocations of deductions allocated to such Member pursuant to Section 9.4 hereof, and (v) any other items required to be subtracted therefrom under Treasury Regulation
Section 1.704-l(b)(2)(iv).

         "Capital Contribution" means all contributions by a Member to the capital of the Company.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any superseding U.S. federal revenue statute.

         "Company" means Hapto/Ortec Collaboration LLC, a limited liability company formed under the laws of Delaware.

         "Company Confidential Information" has the meaning set forth in Section 15.2(c) hereof.

         "Company Employees" means any person engaged by the Company in the Research Program, including any person so engaged who is at such time also an employee of Hapto or Ortec, and shall include all the persons whose compensation is paid in whole or in part by the Company in Accordance with Exhibit A, but shall only be such person when such person is engaged in Company business.

         "Company Technology" means the combined use of the peptides used in the Hapto Technology and the collagen sponge which is the Ortec Technology, to create a combined biomaterial that can be applied to tissue deficits or augmenting tissue structures in any differentiated tissue within the patient's body by attracting and holding healthy cells recruited from the patient's own tissue in order to generate new healthy tissue.

         "Delaware Act" means the Limited Liability Company Act of the State of Delaware, Title 6, Chapter 18, 101 et seq. of the Delaware Code, as the same may be amended from time to time.

         "Directors" has the meaning set forth in Section 4.1(a) hereof.

         "Distribution" means any cash and other property paid to a Member from the Company in respect of such Member's interest in the Company.

         "Donor Site Wounds" means wounds created as a result of removing a piece of healthy skin from an uninjured part of the body to cover an open wound at another location on the body.

         "Effective Date" has the meaning set forth in Section 2.5 hereof.

         "Fiscal Year" means the taxable year of the Company, which is the year ending December 31, unless otherwise required by law, except for the final year of the Company, which will end on the termination of the Company.

         "Hapto" means Hapto Biotech, Inc., a corporation formed under the laws of Delaware, and shall also include all Affiliates of Hapto Biotech, Inc., unless the context requires otherwise.

         "Hapto Directors" has the meaning set forth in Section 4.1(a) hereof.

         "Hapto Science Manager" has the meaning set forth in Section 5.1(a) hereof.

         "Hapto Technology" means (i) the use of Haptides'TM' to modify collagen (i.e. to prepare haptized collagen) and thereby augment the ability of the haptized collagen to promote the attachment of healthy cells from the patient's body to regenerate new tissue or repair skin wound defects, developed, created, conceived or reduced to practice solely by Hapto employees (who are not Company Employees at the time of such development, creation, conception or reduction to practice) or Third Parties acting on behalf of Hapto or any of its Affiliates, either prior to the Effective Date or during the Research Program and (ii) all information and data in the possession of Hapto that is not generally known existing as of the Effective Date or created by Hapto during the Research Program, whether or not secret, patentable or patent relating to materials, methods, processes, procedures, protocols, techniques and formula reasonably useful for the development, regulatory approval, manufacture, sale or use of products using the Hapto Technology described in clause (i) of this definition.

         "Hard to Heal Chronic Wounds" means a tissue deficiency in the patient's skin which does not respond in a reasonable time, currently considered to be 3 months, to the current standard of care or is not cured after treatment with a future Standard of Care Medication or Device in a period considered reasonable at that time.

         "Initial Term" has the meaning set forth in Section 2.5 hereof.

         "Member" means each Person executing this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement as provided herein.

         "Membership Interests" means with respect to each Member the percentage interest of such Member in the Net Profits and Net Losses of, and Distributions (except to the extent required by Section 14.2) by, the Company.

         "Milestones" means specific points in time at which specific qualitative evaluations will be made of the developmental, scientific and business progress of the Research Program in accordance with those milestones and timelines listed in Exhibit B.

                  "Net Profits" and "Net Losses" means, with respect to a Fiscal Year, the income or loss, as the case may be, of the Company for Federal income tax purposes (without taking into account any items of income, gain, loss or deduction attributable to gross income or gross deduction specially allocated for such Fiscal Year), adjusted (i) in accordance with the principles of Section 1.704-l(b)(2)(iv)(m) of the Treasury Regulations (ii) by including in the calculation any income or gain exempt from Federal income tax and any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures as provided in Treasury Regulation Section 1.704-l(b)(2)(iv)(i), (iii) by determining items of income, gain, loss or deduction attributable to any of the Company's assets as if the adjusted basis for federal income tax purposes of such assets as of the time of determination were equal to the Company's Book Value for such assets as of such time, and (iv) in the event that the Book Value of any Company asset is adjusted due to a revaluation of the Company described in subsection (b) or (d) of the definition of "Book Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset.

         "Nonrecourse Deductions" has the meaning set forth in Section 9.4(d) hereof.

         "Ortec" means Ortec International, Inc., a corporation formed under the laws of Delaware, and shall also include all Affiliates of Ortec International, Inc., unless the context requires otherwise.

         "Ortec Directors" has the meaning set forth in Section 4.1(a) hereof.

         "Ortec Science Manager" has the meaning set forth in Section 5.1(a) hereof.

         "Ortec's OrCel Technology" means the culture of donor cells in the collagen sponge scaffold for implantation or grafting onto skin wounds for the purposes of accelerating generation of healthy skin or of healing otherwise non-healing or very slow healing skin wounds.

         "Ortec Technology" means the collagen sponge first developed, created, conceived or reduced to practice solely by Ortec employees (who are not Company Employees at the time of such development, creation, conception or reduction to practice) or Third Parties acting on behalf of Ortec or any of its Affiliates, prior to the Effective Date the use of which has been consented to by the United States Food and Drug Administration as a component of Ortec's OrCel'r' product samples of which have been provided to Hapto's employees to determine the efficacy of its use to act as a scaffold for the patient's healthy cells to attach to and migrate and proliferate within and which can also serve as the matrix for chemical modification by the Hapto Technology.

         "Other Technology" means (i) all inventions, results, discoveries, improvements, know-how, techniques, materials, compounds, products, designs, processes or other technology, whether or not patentable, and all intellectual property rights that are developed, created, conceived or reduced to practice by the Company and Company Employees (who are Company Employees at the time of such development, creation, conception or reduction to practice) and not relating to the Research Program, and (ii) all information and data created by the Company not relating to the Research Program, whether or not secret, patentable or patent relating to materials, methods, processes, procedures, protocols, techniques and formula reasonably useful for the development, regulatory approval, manufacture, sale or use of products. Notwithstanding anything to the contrary, Other Technology excludes Hapto Technology and Ortec Technology, as such.

         "Person" means any natural person or any corporation, company, governmental authority, limited liability company, partnership, trust, estate, association, unincorporated association, custodian, nominee, or any other individual entity or organization in its own or any representative capacity, or other entity.

         "Plan" means the activities, and timetable relating thereto, with respect to the Research Program and the potential pilot clinical trial as described in Exhibit B and attached to this agreement, as it may be amended or extended from time to time upon the action of the Science Committee and approved by the Board of Directors.

         "Recipient" has the meaning set forth in Section 15.12 hereof.

         "Research Program" means the collaborative research program between Hapto and Ortec pursued by the Company pursuant to this Agreement, and that is further described in the Plan included as Exhibit B.

         "Regulatory Allocations" has the meaning set forth in Section 9.4(f) hereof.

         "Science Committee" has the meaning set forth in Section 5.1 hereof.

         "Science Managers" has the meaning set forth in Section 5.1(a) hereof.

         "Section 704(c) Property" has the meaning set forth in Section 9.5(b) hereof.

         "Standard of Care Medication or Device" means the therapy then generally being used to heal tissue deficiency in any part of the patient's body. Specifically, at the present time with respect to the treatment of venous stasis ulcers Standard of Care Medication or Device currently means compression therapy and with respect to the treatment of diabetic foot ulcers Standard of Care Medication or Device means moist saline dressing.

         "Third Party" means any Person other than Hapto and Ortec and their respective Affiliates.

         "Treasury Regulations" means all proposed, temporary or final regulations promulgated under the Code as from time to time in effect.

                                   ARTICLE II

                                  Organization

         2.1 Formation. The parties hereby organize a limited liability company pursuant to the Delaware Act and the provisions of this Agreement and, for that purpose, the board of directors of the Company (the "Board of Directors") authorize Ron Lipstein to cause a certificate of formation to be executed and filed with the Office of the Secretary of State of the State of Delaware.

         2.2 Name. The name of the Company is "Hapto/Ortec Collaboration LLC" or such other name as the Members may determine in accordance with the Delaware Act. The Company may cause appropriate trade name and similar statements to be filed and published under the name set forth in this Section 2.2, or such other names as the Company may have or use in any jurisdiction from time to time.

         2.3 Principal Place of Business and Registered Agent. The address of the principal place of business of the Company in the United States shall be 3960 Broadway, New York, NY 10022 and the name and address of the Company's registered agent in the State of Delaware shall be the Corporation Service Company, 1013 Centre Road, County of New Castle, City of Wilmington, DE 19805. The Company may change its principal place of business and may establish any other places of business as the Members may from time to time designate.

         2.4 Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified to do business or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which such qualification or registration is required or desirable, and shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary to effect such qualification or registration.

         2.5 Term. The term of the Company shall commence upon the date of filing of the Certificate of Formation pursuant to Section 18-206 of the Delaware Act (the "Effective Date"), and shall continue in full force and effect for a period of two (2) months beyond the fourteenth (14th) month anniversary of the Effective Date (the "Initial Term") or (ii) the twentieth (20th) month anniversary of the Effective Date if at the end of the Initial Term, although the Company did not achieve its' mutually agreed on objective as described in the recitals herein, all the Members agree that such objective is highly likely to be met if the Initial Term were extended six (6) months (which period shall be automatically extended for a length of time as determined upon the unanimous vote or consent of the Members, which consent may be given or withheld in the Members' sole discretion) or until dissolution prior thereto pursuant to Section
14.1 hereof.

         2.6 Purposes. The Company is organized for the purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

                                   ARTICLE III

         Members 3.1 Names and Addresses The names and addresses of the Members are as set forth in Schedule 1 to this Agreement.

         3.2 Additional Members. Any Person may be admitted as a Member after the date of this Agreement only upon the unanimous vote or consent of all of the Members, which consent may be given or withheld in the Members' sole discretion.

         3.3 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Delaware Act and other applicable law. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that each Member shall remain personally liable for the payment of its Capital Contribution and as otherwise specifically set forth in this Agreement, the sole remedy of which shall be the adjustment of the Membership Interests as specified in Section 8.2(d).

         3.4 Priority and Return of Capital. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution, except as herein provided. This Section
3.4 shall not apply to repayment of any loan or other indebtedness made by a Member to the Company.


         3.5 Meetings of Members. Meetings of Members shall be held at the request of a Member on such date and at such time and place, either within or without the State of Delaware, as agreed upon from time to time by the Members. Written notice stating the place, date, and time of, and the general nature of the business to be transacted at, a meeting of Members, shall be given to each Member in the manner prescribed by Section 15.1, not less than 5 days nor more than 15 days before the date of such meeting. In lieu of holding a meeting, Members may vote or otherwise take action by a written instrument indicating the consent of

Members holding not less than the percentage of Membership Interests that would be necessary to authorize or take such action at a meeting.


                                   ARTICLE IV

                               Board of Directors

         4.1 Number, Appointment, Removal, Qualifications, Etc.


         (a) Board of Directors. The Board of Directors shall have four (4) members of the Board of Directors ("Directors"), two (2) of whom shall be designated by Hapto (the "Hapto Directors") and two (2) of whom shall be designated by Ortec (the "Ortec Directors"). Hapto may remove any Hapto Directors or fill any vacancy created by the removal, resignation, death or disability of an Hapto Directors and determine the effective date of such replacement. Ortec may remove any Ortec Director or fill any vacancy created by the removal, resignation, death or disability of an Ortec Director and determine the effective date of such replacement. The number of the Board of Directors shall not be decreased or increased without the unanimous written consent of the Members. The Board of Directors shall appoint one Director to serve as Chair, who shall serve in such capacity for a term of six (6) months. The Board of Directors shall attempt to alternate between appointing an Ortec Director and a Hapto Director as chairman in each succeeding term; provided, however, a Director may serve consecutive terms if so appointed by the Board of Directors. The initial Board of Directors shall consist of the persons identified on
Schedule 2 hereto.

         (b) Removal and Resignation. A Director may be removed with or without cause by the Member who appointed such Director. If, as a result of the removal, resignation or death of any member of the Board of Directors, a vacancy occurs in the Board of Directors, such vacancy shall be filled by the Member who appointed such Director.

         4.2 Assumption and Acceptance of Powers and Duties Any Director designated pursuant to this Article IV shall assume the powers, duties and obligations of a Director as provided under this Agreement and shall be subject to the terms hereof. Any person designated as a Director shall be deemed to have agreed to accept such Director's rights and authority hereunder and to perform and discharge such Director's duties and obligations hereunder by performing any act in the capacity of Director hereunder (including but not limited to participating in any meeting of the Board of Directors or executing any written consent of the Board of Directors), and such rights, authority, duties and obligations hereunder shall continue until such Director's successor is designated or until such Director's earlier resignation or removal in accordance with this Agreement.

         4.3 Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be mutually agreed. Special meetings of the Board of Directors may be called by or at the request of any Director on notice given the same day or earlier to each Director, either personally, by telephone, by mail, by electronic mail or by facsimile.

         4.4 Quorum; Action. Attendance by at least one member of each set of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law or this Agreement, all action by the Board of Directors requires the unanimous approval of the Directors present at a meeting at which a quorum is present. The foregoing to the contrary notwithstanding, if any Member's Membership Interest shall exceed seventy (70%) percent of all Membership Interests then outstanding, then, so long as such condition shall persist, attendance by at least one member of the set of Directors designated by such Member shall constitute a quorum for the transaction of business and action by the Board of Directors shall require the approval of only one member of the set of Directors designated by such Member, unless there there is a disagreement among such set of Directors, in which case the action must be approved by a majority of the Directors present at the meeting.

         4.5 Apparent Impasse. In the event that any member of the Board of Directors determines in good faith that it appears that the Board of Directors is unable to approve any material action necessary to manage the Company as contemplated in this Agreement, in accordance with the methods described in
Section 4.4, such Director may, upon written notice to each Member and each Director, declare an Apparent Impasse (the "Apparent Impasse"). In the event that forty-five (45) calendar days passes and the Board of Directors is unable to resolve the Apparent Impasse, the Company shall automatically be dissolved and its affairs wound up in accordance with Article XIV.

         4.6 Telephonic Meetings. The Directors may participate in and act at any meeting of such Directors through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

         4.7 Action by Written Consent. Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                   ARTICLE V

                                Science Committee

         5.1 Purpose and Actions of Science Committee There shall be a Science Committee the purpose of which shall be to manage and oversee the conduct of the research and daily operations of the Company subject to the terms of this Agreement (the "Science Committee"). The Science Committee shall implement the Plan and in that respect shall (i) exercise its powers and duties with respect to product research and development and of the scientific and technology pursuits through its Science Managers, and (ii) recommend, and evaluate progress against, Milestones to the Board of Directors. Activities by the Science Committee shall be evidenced by resolutions which shall be recommended to, and to be effective shall be approved by the Board of Directors.

         (a) Appointment. Each Member shall designate two Science Managers (the "Science Managers"), the Science Managers designated by Hapto being the Hapto Science

Manager ("Hapto Science Manager"), and the Science Managers designated by Ortec being the Ortec Science Manager (the "Ortec Science Managers"). The initial Science Committee shall consist of the persons identified on Schedule 2 hereto.

         (b) Removal and Resignation. A Science Manager may be removed with or without cause by the Member who appointed such Science Manager. If, as a result of the removal, resignation or death of any member of the Science Committee, a vacancy occurs in the Science Committee, such vacancy shall be filled by the Member who appointed such Science Manager.

         (c) Number. The Science Committee shall initially be comprised of four
(4) Science Managers. The number of the Science Committee shall not be decreased or increased without the unanimous written consent of the Members.

         5.2 Assumption and Acceptance of Powers and Duties Any Science Manager designated pursuant to this Article V shall assume the powers, duties and obligations of a Science Manager as provided under this Agreement and shall be subject to the terms hereof. Any person designated as a Science Manager shall be deemed to have agreed to accept such Science Manager's rights and authority hereunder and to perform and discharge such Science Manager's duties and obligations hereunder by performing any act in the capacity of Science Manager hereunder (including but not limited to participating in any meeting of the Science Committee or executing any written consent of the Science Committee), and such rights, authority, duties and obligations hereunder shall continue until such Science Manager's successor is designated or until such Science Manager's earlier resignation or removal in accordance with this Agreement.

         5.3 Meetings. Regular meetings of the Science Committee may be held without notice at such times and places as may be mutually agreed. Special meetings of the Science Committee may be called by or at the request of any Science Manager on notice given the same day or earlier to each Science Manager, either personally, by telephone, by mail, by electronic mail or by facsimile. Such committee shall designate one member in attendance as secretary, and such secretary shall prepare written minutes in customary form and shall promptly furnish such minutes to all Directors.

         5.4 Quorum; Action. Attendance by the Hapto Science Managers and the Ortec Science Managers shall constitute a quorum for the transaction of business. Except as otherwise provided by law or this Agreement, all action by the Science Committee requires the unanimous approval of all the Ortec and Hapto Science Managers. The foregoing to the contrary notwithstanding, if any Member's Membership Interest shall exceed seventy (70%) percent of all Membership Interests, then, so long as such condition shall persist, attendance by the Science Managers designated by such Member shall constitute a quorum for the transaction of business and action by the Science Committee shall require the approval of the Science Managers designated by such Member.

         5.5 Telephonic Meetings. The members of the Science Committee may participate in and act at any meeting thereof through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

         5.6 Action by Written Consent. Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Science Committee, may be taken without a meeting if the Science Managers consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Science Committee.

                                   ARTICLE VI


                        Development of Certain Technology

         6.1 Obligation to License Certain Technology to Ortec. If the Company

         (a) develops Other Technology which can be used with Ortec's OrCel Technology to successfully treat Hard to Heal Chronic Wounds, or

         (b) develops Other Technology which can successfully treat Hard to Heal Chronic Wounds, or

         (c) further develops the Company Technology so that it can successfully treat Hard to Heal Chronic Wounds,

the Company may not produce or sell products based on, or otherwise exploit, such Other Technology or further developed Company Technology, or license or otherwise permit any Person other than Ortec to produce or sell products based on, or otherwise exploit, such Other Technology or further developed Company Technology. The Company shall at Ortec's option grant an exclusive license for such Other Technology and/or such further developed Company Technology to Ortec. All of the above shall apply only to the extent such products and licenses are used to treat Hard to Heal Chronic Wounds

For the avoidance of doubt, it is clarified that the Company shall be entitled to continue to develop and exploit the Company Technology and Other Technology, to produce and sell products based on Company Technology and Other Technology, and to license to other Person that right to produce or sell such products, so long as such products are not used to treat Hard to Heal Chronic Wounds.

         6.2 Duration of the License. The duration of the license to be granted by the Company to Ortec pursuant to the provisions of Section 6.1 shall, if a patent or patents have issued for such licensed technology, be the latest expiration date of any patent issued for such licensed technology. If no patent has issued for such licensed technology the duration of the license to be granted by the Company to Ortec pursuant to the provisions of Section 6.1 shall be fifty (50) years.

         6.3 License Fees. The license or royalty fees to be paid by Ortec to the Company for the license to be granted by the Company to Ortec pursuant to
Section 6.1, shall be a percentage of sales received by Ortec from the sale of the products based on such licensed technology. The percentage of sales constituting such license or royalty fees shall be an amount which is commercially reasonable at the time such license agreement is entered into.

         6.4 Other Terms. All of the other terms of the license granted by the Company to Ortec pursuant to the provisions of Section 6.1 shall be those which are commercially reasonable at the time such license agreement is entered into.

         6.5 Arbitration. In the event of the failure of Hapto and Ortec to agree on the percentage of sales received by Ortec from the sale of the product or products based on the licensed technology which Ortec is required to pay to the Company as provided in Section 6.3, or on what are commercially reasonable other terms of the license to be granted by the Company to Ortec pursuant to
Section 6.1, such dispute shall be submitted to arbitration in New York City, New York, pursuant to the rules and regulations of the American Arbitration Association for determination by an arbitrator familiar with commercially reasonable terms for the licensing of the production and sale of medical products and devices for which a patent or patents have issued or based on proprietary intellectual property for which no patent has issued.

         6.6 Ortec's Exercise of Option. Ortec's exercise of its option to have a license granted to it by the Company pursuant to the provisions of Section 6.1 shall be in writing and delivered to Hapto (or any other then Member) in the manner for notices and consents provided in Section 15.1.


                                   ARTICLE VII

                                   Management

         7.1 Management Except as specifically set forth in this Agreement, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Board of Directors, who shall act as the Company's "managers" (within the meaning of the Delaware Act) subject to, and in accordance with the terms of this Agreement. The Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

         7.2 Officers and Employees. The initial officers of the Company are as set forth on Schedule 3 hereto. Subject to the powers and authority of the Committee, such officers shall have such full power and authority to carry on the day-to-day business of the Company. Such officers shall have the full power and authority to carry out the directions of the Board of Directors and to execute all agreements, instruments and documents as are authorized by the Board of Directors. The Board of Directors shall be authorized to hire employees of the Company or to retain agents and consultants to the Company. Officers, employees and consultants shall receive compensation from the Company for acting in such capacity as may be reasonably determined by the Board of Directors.

         7.3 Internal Controls. The Board of Directors shall conduct the business of the Company at all times in accordance with high standards of business ethics and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) business and research spending is executed in accordance with management's general or specific authorization; (b) revenues and costs are recorded as necessary to permit preparation by the Company, Hapto and Ortec of financial statements in conformity with U.S. generally accepted accounting principles, to permit preparation of all tax returns and to maintain accountability for the assets of the Company; and (c) access to assets is permitted only in accordance with management's general or specific authorization. At all times, all Members shall have the right to access and review the books and records of the Company and discuss such review with Company management (subject to Section 15.2(c)).

         7.4 Milestones. The projected milestones and respective timetable are listed in Exhibit B and attached to this Agreement. The Board of Directors and the Science Committee shall from time to time review, and if necessary modify or, in the case of the Science Committee, recommend modification(s) of the Milestones in light of developments concerning the Plan and the Company. Within 30 days of the Company meeting a Milestone, the Board of Directors shall convene to determine whether the Research Program is on schedule, whether the Research Program should be modified and whether the Research Program should continue beyond such Milestone.

         7.5 Limitations on Liability. None of the Members of the Board of Directors, any Member, officer, director or employee of the Company, shall be liable to the Company or the Members for damages for any breach of duty to the Company or the Members unless (A) a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (B) required by the Delaware Act.

         7.6 Indemnification.

         (a) Third Party Actions, Suits and Proceedings. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer, of the Company or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a "proceeding"), shall be indemnified and held harmless by the Company to the fullest extent permitted under the laws of Delaware, against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Actions by the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company, or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Settlements. Anything provided in this Section 7.6 or elsewhere in this Agreement to the contrary notwithstanding, the Company's obligation in this
Section 7.6 set forth of indemnification in connection with a settlement shall only be for a settlement approved in writing by either the (i) the Board of Directors or (ii) all of the Members.

         (d) Procedure for Indemnification. Any indemnification of a Director or officer of the Company under Section 7.6(a) or 7.6(b) shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. The costs and expenses incurred by the prevailing party in connection with such claim for indemnification, shall be paid to the prevailing party by the losing party It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which would make it permissible under the Delaware General Corporate Law if the Company were a corporation for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company (including its Directors, independent legal counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the standard of conduct set forth for a director or officer of a corporation in the Delaware General Corporate Law, nor an actual determination by the Company (including its Directors, independent legal counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         7.7 The books and records will be maintained at the principal place of business in accordance with generally accepted accounting principles in the United States. The Members shall have, at reasonable times and upon reasonable notice, full access to all books and records of the Company and shall be entitled to consult with management of the Company regarding the same.

                                  ARTICLE VIII

                              Capital Contributions

         8.1 Initial Capital Contributions.

         (a) Simultaneously with the execution of this Agreement, Hapto shall make a Capital Contribution to the Company of the amount indicated on Schedule 1.

         (b) Simultaneously with the execution of this Agreement, Ortec shall make a Capital Contribution to the Company of the amount indicated on Schedule 1.

         8.2 Required Capital Contributions to Capital Accounts

         (a) All costs and expenses of the Company determined in accordance with the Budget shall be equally shared by the Members and shall be paid from the Capital Accounts.

         (b) In connection with the Plan, a projected Budget (the "Budget") has been developed and is attached to this Agreement as Exhibit A, covering the anticipated timing and amounts of the Company's anticipated cash needs and internal and external expenditures consistent with the Plan (including, without limitation, the amount of allocated salary and other personnel expenses associated with the Company, and the allocated expenses, if any, of equipment related to the business of the Company, of each Member who and which are contributed to the Company pursuant to Section 8.2(c)) as then in effect, and the required timing and amounts of the Members' additional Capital Contributions. The Board of Directors and Science Committee shall review, and if necessary modify, or recommend modification in the case of the Science Committee, the Budget from time to time in light of developments concerning the Plan and the Company.

         The Capital contributions required to be made by each Member shall be made for expenses and expenditures approved by the Board of Directors and when such expenses and expenditures are payable.

         (c) Each Member shall contribute personnel to the Company, as described in Exhibit A, which contribution shall be revised and modified as necessary, on each date as contemplated by the Budget, and the cost of which will be reimbursed by the Company to the Member.

         (d) In the event a Member fails to make a Capital Contribution required by the Board of Directors, the Membership Interests of the Member shall be adjusted to reflect the differing Capital Contributions made by each Member.

         8.3 Capital Accounts A Capital Account shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

         8.4 Transfers. Upon the admission of an additional Member pursuant to
Section 3.2 hereof, the Capital Account of any Member transferring its Membership Interest shall become the Capital Account of the Person to which such Membership Interest is sold or transferred in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.

         8.5 Modifications. The manner in which Capital Accounts are to be maintained pursuant to this Agreement is intended to comply with the requirements of Section 704(b) of the Code. If in the opinion of the Board of Directors the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

         8.6 Deficit Capital Account. Except as otherwise required by the Delaware Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in its Capital Account.

         8.7 Return of Capital Contributions. Except as otherwise expressly provided in this Agreement, no Member shall (a) be entitled to any interest or other fixed return with respect to its capital contribution or (b) have any right to demand a return of its capital contribution.


                                   ARTICLE IX

                           Profit and Loss Allocations

         9.1 Membership Interests. The Membership Interest of each of the Members shall be as set forth on Schedule 1 hereto, and may be revised from time to time by the Board of Directors, in connection with the admission or withdrawal of a Member, the transfer of an interest in the Company or similar event, or any adjustments required by Section 8.2(d).

         9.2 Allocations of Net Profits and Net Losses.

         (a) Net Profits. Except as otherwise provided in this Article, for each Fiscal Year or portion thereof Net Profits shall be allocated between the Members in proportion to their Membership Interests. Allocations of Net Profits hereunder shall consist of a pro rata portion of each item of Company income, gain, loss or deduction that is included in computing Net Profits for such Fiscal Year.

         (b) Net Losses. Except as otherwise provided in this Article, for each Fiscal Year or portion thereof Net Losses shall be allocated between the Members in proportion to their Membership Interests. Allocation of Net Losses hereunder shall consist of a pro rata portion of each item for Company income, gain, loss or deduction that is included in computing Net Losses for such Fiscal Year.

         9.3 General Provisions.

         (a) Except as otherwise provided in this Agreement, the Members' distributive shares of all items of Company income, gain, loss, and deduction are the same as their distributive shares of Net Profits and Net Losses.

         (b) If there is a change in any Member's Membership Interest during a Fiscal Year, each Member's distributive share of Net Profits or Net Losses or any item thereof for such Fiscal Year shall be determined using a method prescribed by Code Section 706(d) or the Treasury Regulations thereunder.

         (c) The Members agree to report their shares of income and loss for federal, state and local income and franchise tax purposes in accordance with the provisions of this Article IX (except where otherwise prohibited by law).

         9.4 Special Allocations.

         (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IX, the Company shall allocate items of Company income and gain among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections l.704-2(f) and 1.704-2(i)(4).

         (b) Qualified Income Offset. The Company shall specially allocate items of Company income and gain when and to the extent required to satisfy the "qualified income offset" requirements within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) .

         (c) Code Section 754 Adjustment. To the extent that an adjustment to the tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Treasury Regulation Section 1.704-l(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Treasury Regulation.

         (d) Nonrecourse Deductions. Nonrecourse Deductions (as determined under Treasury Regulation Section 1.704-2(c)) (the "Nonrecourse Deductions") for any Tax Year shall be allocated in proportion to Membership Interests consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(e)(2) and 1.704-2(j)(l).

         (e) Member Nonrecourse Deductions. Any Member Nonrecourse Deduction (as defined in Treasury Regulation Section l.704-2(i)(2)) shall be allocated pursuant to Treasury Regulation Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the Member nonrecourse liability to which such deductions are attributable.

         (f) Curative Allocations. The allocations under Sections 9.4(a) through
(e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations under Code Section 704. Notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, deduction and expense among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to Sections 9.2 and 9.3 hereof if the Regulatory Allocations had not been made.

         (g) Year of Liquidation. Net Profits or Net Losses for the Fiscal Year of the liquidation of the Company shall be allocated (i) to the Members so as to cause, as nearly as practicable, the Capital Account balances of the Members to be in proportion to their respective Membership Interests, and then (ii) to the Members in proportion to their respective Membership Interests.

         9.5 Code Section 704(c) Allocations.

         (a) Solely for federal, state, and local income tax purposes and not with respect to determining any Member's Capital Account or distributive shares of Net Profits, Net Losses, other items or Distributions, a Member's distributive share of income, gain, loss, or deduction with respect to any
Section 704(c) Property (as defined below) contributed to the Company shall be allotted among the Members so as to take into account any variation between the adjusted tax basis of each property to the Company for U.S. federal income tax purposes and its Book Value in accordance with the principles set forth in Treasury Regulation Section l.704-3(b)(1).

         (b) "Section 704(c) Property" means any Company property if the fair market value of such property differs from its adjusted tax basis as of the date it is contributed to the Company or revalued by the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f).


                                    ARTICLE X

                                  Distributions

         10.1 Distributions The Board of Directors shall be solely responsible for making all determinations of amounts and timing of all distributions to Members. The Board of Directors shall have sole discretion to determine amounts available for distribution. Distributions shall be made at such times and intervals as the Board of Directors shall determine. All distributions shall be made to the Members pro rata in proportion to their Membership Interests. In the sole discretion of the Board of Directors, securities, assets or other property in kind may be distributed to the Members. Each distribution in kind of securities, assets or other property shall be distributed in accordance with this paragraph as if there had been a sale of such property for an amount of cash equal to the fair market value of such property followed by an immediate distribution of such cash proceeds. Distributions consisting of cash, securities, assets and/or other property shall be made, to the extent practicable, in pro rata portions as to each Member receiving such distributions. For purposes of the preceding sentence, securities, assets or other property having a different tax basis than like securities, assets or other property shall be considered to be securities, assets or other property of a different type.

         10.2 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contributions or to a return of its Capital Contributions, except as specifically set forth in this Agreement.

                                   ARTICLE XI

                                      Taxes

         11.1 Tax Returns The Board of Directors shall cause to be prepared and filed, at the expense of the Company, all necessary federal and state income tax returns for the Company and all tax reports to Members required to be prepared under the Code. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company that is necessary to enable the Company's income tax returns to be properly prepared and filed.

         11.2 Tax Matters Member. The Members hereby designate Ron Lipstein to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The tax matters partner shall have full discretion to make any elections under the Code.


                                   ARTICLE XII

                                 Transferability

         12.1 Rights of Transfer. No Member shall sell, assign, transfer, convey or dispose of all or any portion of its Membership Interest or any rights or benefits with respect thereto, except with the advance written approval of all other Members, which consent may be given or withheld in at each such Member's sole discretion.

         12.2 Effect of Void Transfer. In the event of any purported transfer of Membership Interests in violation of the provisions of this Agreement, such purported transfer shall be void and of no effect.


                                  ARTICLE XIII

                         Representations and Warranties

         13.1 Representations and Warranties of the Members. Each Member hereby represents and warrants to the other Member and to the Company as of the date hereof the following:

         (a) Organization and Existence. Such Member is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition, operations or prospects or its ability to perform its obligations hereunder.

         (b) Power and Authority. Such Member has the full power and authority to execute, deliver and perform this Agreement, and to own and lease its properties and assets and to carry on its business as now conducted and as contemplated hereby.

         (c) Authorization and Enforceability. The execution and delivery of this Agreement by such Member and the carrying out by such Member of the transactions contemplated hereby have been duly authorized by all requisite corporate actions, and this Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (d) No Governmental Consents. No authorization, consent or approval of, or notice to or filing with, any governmental authority is required for the execution, delivery and performance by such Member of this Agreement.

         (e) Conflict or Breach. None of the execution, delivery and performance by such Member of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of such Member or any order, writ, injunction, judgment or decree of any court or governmental authority against such Member or by which it or any of its proprieties is bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Member is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

         (f) No Proceedings. Except as set forth and described on Schedule 4, there are no suits or proceedings pending, or to the knowledge of such Member or its four most senior officers, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting such Member that could have a material adverse effect on the business, operations or property of such Member, financial or otherwise, or on its ability to fulfill its obligations hereunder.

         13.2 Additional Representations and Warranties of Hapto. Hapto hereby represents and warrants to Ortec as of the date hereof, that (a) it owns all right, title and interest in and to, or controls with the power unconditionally to license or assign without the further consent of any other Person, all of the Hapto Technology, (b) the Hapto Technology is free and clear of any liens, claims or encumbrances, (c) to its knowledge, there is no material and unauthorized use, infringement or misappropriation of any of its rights in the Hapto Technology, (d) to its knowledge, use of the Hapto Technology will not infringe upon the rights of any Third Party, (e) Exhibit C contains a complete and accurate list of all the licenses and patents that are owned or controlled by Hapto and that are related to Hapto Technology and the Research Program, and
(f) to the best of Hapto's knowledge, the Ortec Technology and the Hapto Technology, when combined and subjected to the Company's operations contemplated under the Plan, will be adequate to permit the Company to achieve its stated purposes relative to the Plan and is all the technology known to Hapto that is owned or controlled by it and Ortec that is or may be used or useful with respect to the development of the Company Technology.

         13.3 Additional Representations and Warranties of Ortec. Ortec hereby represents and warrants to Hapto as of the date hereof, that (a) it owns all right, title and interest in and to, or controls with the power unconditionally to license or assign without the further consent of any other Person, all of the Ortec Technology, (b) the Ortec Technology is free and clear of any liens, claims or encumbrances, (c) to its knowledge, there is no material and unauthorized use, infringement or misappropriation of any of its rights in the Ortec Technology, (d) to its knowledge, use of the Ortec Technology will not infringe upon the rights of any Third Party, (e) Exhibit D contains a complete and accurate list of all the licenses and patents that are owned or controlled by Ortec and that are related to Ortec Technology and the Research Program, and
(f) to the best of Ortec's knowledge, the Hapto Technology and the Ortec Technology, when combined and subjected to the Company's operations contemplated under the Plan, will be adequate to permit the Company to achieve its stated purposes relative to the Plan and is all the technology known to Hapto that is owned or controlled by it and Ortec that is or may be used or useful with respect to the development of the Company Technology.

         13.4 Warranty of Statements. No representation or warranty of either Member, or any exhibit, document, statement, certificate or schedule pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make statements or facts contained therein not misleading. The representations and warranties of the Members set forth in this Agreement and in any exhibit, document, statement, certificate or schedule furnished or to be furnished pursuant hereto shall be true on and as of the Effective Date as though such representations and warranties were made on and as of Effective Date.


                                   ARTICLE XIV

                                   Dissolution

         14.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

         (a) The expiration of the term as set forth in Section 2.5;

         (b) The vote or written consent of all the Members;

         (c) In the event either Member becomes Bankrupt, the other Member's election to dissolve the Company upon notice to the Bankrupt Member;

         (d) In the event that an Apparent Impasse has been declared and not resolved as contemplated in Section 4.5 of this Agreement; and

         (e) The dissolution of the Company pursuant to the Delaware Act, by operation of law or by judgment decree.

         14.2 Winding Up. Upon the dissolution of the Company, the Board of Directors may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Except with regards to the distribution of Company Technology and Other Technology described in Section 14.3, upon winding up of the Company, the assets, shall be distributed as follows:

         (a) To creditors, including Members and members of the Board of Directors who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by making of reasonable provision for payment thereof, other than liabilities for which reasonable provision for payment has been made and liabilities to Members and former Members for distributions under Sections 18-601 or 18-604 of the Delaware Act;

         (b) To Members and former Members in satisfaction of liabilities for distributions under Sections 18-601 or 18-604 of the Delaware Act; and

         (c) To Members pro rata in proportion to their Membership Interests at the time of such distribution.

         14.3 Distribution of Company Technology and Other Technology. At the time of the dissolution of the Company subject to the provisions of Article VI and Section 14.5, the ownership interests and all rights arising therefrom in Company Technology and Other Technology shall be distributed and assigned to the Members pro rata (non specific) in proportion to their Membership Interests at the time of dissolution.

         14.4 Nonrecourse to Other Members. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of its Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

         14.5 Dissolution Licensing.

         (a) In the event of dissolution, each Member hereby grants a non-exclusive, worldwide, non-revocable, royalty-payable license of its distribution of Company Technology or Other Technology to the other Member. For the avoidance of doubt, the License granted by the Company to ORTEC pursuant to
Article VI shall survive the dissolution of the Company and shall be assigned to HAPTO as the licensor of its pro-rata ownership in such Company Technology and Other Technology. The royalty rates of such licenses shall be adjusted on a pro rata basis in accordance with Membership Interests in which case the Member with the larger Membership Interests paying the other Member ratably lower royalties and the Member with the smaller Membership Interests paying the other Member ratably higher royalties, all in accordance with the following formulation:

         (i) First, the Members shall agree upon a base royalty rate that reflects the rate that an unaffiliated licensee would pay in royalties in an arms' length transaction to a licensor of the technology in question on commercially reasonable terms existing in the marketplace at such time; and

         (ii) Such base rate shall be adjusted upwards, in the case of the Member with the larger Membership Interest, or downwards in the case of the Member with the smaller Membership Interest, by pro rata in accordance with the Member's Membership Interest, as the case may be.

         (b) Notwithstanding anything to the contrary contained in this Section 14.5, no license granted in this Section 14.5 shall be construed to grant a license of Hapto Technology or Ortec Technology or Ortec's OrCel technology.

         14.6 Termination. Upon completion of the dissolution, winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.


                                   ARTICLE XV

                               General Provisions

         15.1 Notices and Consents. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall have been sufficiently given for all purposes if (a) delivered personally to the Member (b) delivered to a recognized overnight courier service for next day delivery to the Member at the address set forth in Schedule 1 to this Agreement or (c) sent by registered or certified mail, postage prepaid, addressed to the Member at its address set forth in Schedule 1 to this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given one business day after delivery to the courier service or three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section 15.1. All consents required or permitted hereunder shall be in writing. Any Member may change its address set forth in Schedule 1 to this Agreement by notice to the other Members.

         15.2 Covenants.

         (a) Non-Compete.

                  (i) Hapto. Hapto and the Company covenant that neither they nor any of the Persons they control shall:

                  1) So long as Ortec is in the business of developing, manufacturing and/or selling OrCel or any other products used to treat Hard to Heal Chronic Wounds, but not longer than thirty-six (36) months after the term of the Company as set forth in Section 2.5, shall engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor or otherwise, in any business which is engaged in the development, manufacture, commercialization, clinical trial and/or sale of any product used to treat Hard to Heal Chronic Wounds, and

                  (2) So long as Ortec is in the business of developing, manufacturing and/or selling products used to treat Donor Site Wounds, but not longer than thirty-six (36) months after the term of the Company as set forth in Section 2.5, engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor or otherwise, in any business which is engaged in the development, manufacture and/or sale of any product used to treat donor Site Wounds.

                  (ii) Ortec and Hapto. Ortec and Hapto covenant that neither they nor any Persons they control shall, during the term of the Company as set forth in Section 2.5 and for additional nine (9) months thereafter, engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor or otherwise, in any business which is engaged in the development, manufacture and/or sale of any product which uses peptides to treat wounds which are not Hard to Heal Chronic Wounds.

                  However, for avoidance of doubt, nothing in this Agreement shall impose any obligation and/or restriction on Hapto use of its Fibrin Micro Bead technology for any purposes, except to the restriction set forth in section 15.2(a)(i)(1).

         (b) Non-Solicitation. Each of the Members agree not to, during the term of the Company and one year after, solicit away from the Company any person who is currently or has been an officer or employee of the Company, with the exception of any officer or employee who is currently or has been an officer or employee of such Member, either for such Member's own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, without the prior written approval of each other Member and the Board of Directors.

         (c) Confidential Information. Each Member acknowledges that such Member may have access to and the use of confidential materials and information, know-how and trade secrets concerning the business of the other Members, including ideas, concepts, techniques, inventions, designs, artwork, trademarks, patents, trade secrets and other intellectual property rights of the other Members (collectively, "Company Confidential Information"). Each Member agrees to hold all such Company Confidential Information in strict confidence and shall not communicate, divulge or disseminate such Company Confidential Information at any time except with the prior written consent of the Member to which such Company Confidential Information relates or as otherwise required by law or regulation or by legal process. If a Member is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Company Confidential Information, such Member will use its reasonable best efforts to provide the Member to which such Company Confidential Information relates, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Company Confidential Information subject to such request may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that such Member shall use its best efforts to limit any such disclosure to the precise terms of such request or requirement.

         (d) Duty to Update. Each of the Members shall notify the other Member within seven (7) calendar days, in the event that the Member or any of its directors or executive officers become aware of an event or action making the representations and warranties found in Section 13.4 untrue as of such future date (within the term specified in Section 2.5).

         Each Member acknowledges that the restrictive covenants contained in
Section 15.2(a), (b), (c) and (d) are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in
Section 15.2(a), (b), (c) and (d), or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

         15.3 Merger and Amendments. This Agreement together with the agreements referred to herein contain the entire agreement among the Members with respect to the subject matter hereof, and supersede all prior agreements and understandings, written or oral, between the parties with respect thereto, whether or not relied or acted upon. No course of conduct pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, and no usage of trade, shall amend this Agreement or impair or otherwise affect any Member's obligations, rights and remedies pursuant to this Agreement. No information included in any public filing of any Member shall be deemed to be included in or disclosed in this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all Members.

         15.4 Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

         15.5 Waiver. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members.

         15.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

         15.7 Binding. This Agreement shall be binding upon and inure to the benefit of all Members, and each of the permitted successors and assignees of the Members.

         15.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         15.9 Exclusivity of Schedules. Information scheduled on one schedule shall not be deemed to be scheduled on any other schedule here attached to this Agreement.

         15.10 Jurisdiction. Each of the parties hereto, acting for itself and for its respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consents and subjects itself to the jurisdiction of the United States

District Court for the Southern District of New York or any New York State court sitting in New York County, New York in respect of the enforcement of any service or process, notices and demands of any such court and any other notices or the communications required or permitted under this Agreement may be made upon any of them by personal service at any place where they may be found or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the addresses referred to in Schedule 1 below.

         Each of the Members hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue in any such action or proceeding for enforcement of an arbitral award arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Members hereby irrevocably waives any right to demand a jury trial.

         15.11 Governing Law. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by and construed and interpreted in all respects in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance, without regard to principles of conflict of laws.

         15.12 Permitted Disclosures. The non-disclosure and non-use obligations contained in Section 15.2(d) do not apply only to the extent that (a) any receiving Member ("Recipient") is required (i) to disclose information by applicable law, order, or regulation of a government agency or a court of competent jurisdiction, or (ii) to disclose information to any government agency for purposes of obtaining approval to test or market a Company product; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than a result of action or omission of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other Member hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any Member and not under a duty of confidentiality to the other Member; (iv) the disclosed information is required to be made public in compliance with any legal, regulatory or stock exchange requirement; (v) the disclosed information, was independently developed by the Recipient (as shown by its written records) without use of Company Confidential Information disclosed by the other Member; or (c) the Recipient desires to disclose summaries of such information solely, to the extent such summaries relate to the Research Plan, as part of a prospectus, private placement memorandum or similar disclosure document used in soliciting funds from investors or lenders, provided that in such case Recipient shall provide a copy to the other Member and seek its consent to such use, which consent shall not unreasonably be withheld or delayed. If the Recipient must disclose the Company Confidential Information as set forth in this Section 15.12, then the Recipient shall notify the other Member in writing prior to any disclosure of the Company Confidential Information to provide the information that is to be disclosed to the other Member seventy-two (72) hours in advance of such disclosure.

         15.13 Press Releases. Each Member agrees not to disclose any terms or conditions of, this Agreement, or progress or results arising from the Research Program, to any Third Party without consulting the other Members prior to such disclosure. Notwithstanding the foregoing, the Members shall agree upon (i) the exact text of a press release announcing the Research Program and the formation of the Company, and (ii) the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and each Member may disclose such information, as modified by mutual agreement from time to time, without consulting the other Member. Any public announcement shall be subject to each Member's prior written approval. Notwithstanding the foregoing, either Member may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the Securities and Exchange Commission and the Member intending to disclose the terms of this Agreement shall provide the nondisclosing Member an opportunity to review and comment on the intended disclosure. Notwithstanding the foregoing, in the event of dissolution, upon advance notice to each other Member, any Member may, at its sole discretion, use, disclose or publicize the results of the Research Program.

         15.14 Licensing of Other Technology. Without derogating from Section 6.1, the Members may at any time, during the term set forth in Section 2.5, negotiate the terms by which Other Technology may be licensed from the Company by either of the Members but only with the consent of Hapto and Ortec. Unless otherwise agreed to, upon dissolution, such Other Technology will be distributed, assigned and licensed in accordance with Sections 14.3 and 14.5, respectively (which relates to how Other Technology and Company Technology will be distributed, assigned and licensed in similar fashion upon dissolution of the Company).

         15.15 Transactions with Interested Parties. No contract or transaction between the Company and any Member or any Affiliate of any Member, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its managers, directors or officers, are Directors or officers of the Company, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (i) The material facts as to such Member's, Affiliate's, Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee;

         (b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

         (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors or the Members.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Limited Liability Company Agreement as of the date first written above.


                                                HAPTO BIOTECH, INC.,
                                                    a Delaware corporation



                                                By:   /s/ Raphael Gorodetsky
                                                    ----------------------------
                                                    Name: Raphael Gorodetsky
                                                    Title: Director


                                                ORTEC INTERNATIONAL, INC.,
                                                    a Delaware corporation



                                                By:     /s/ Ron Lipstein
                                                    ----------------------------
                                                    Name: Ron Lipstein
                                                    Title: CEO / Vice Chairman

                                   Schedule 1


                                     Members


     Name and Address                      Capital Contribution          Membership Interest
     ----------------                      --------------------          -------------------
     Hapto Biotech Inc.                            $100                         50.00%
     666 Old Country Road,
     Ste. 302
     Garden City, New York  11530
     Attn: [              ]
     Telecopy:  [             ]

     Ortec International, Inc.                     $100                         50.00%
     3960 Broadway
     New York, New York  10032
     Attn: Ron Lipstein
     Telecopy: (212) 740-6999


                               Schedule 1 - Page 1

                                   Schedule 2


                               Board of Directors

                         Hapto Directors:
                                    Andreas Vogler
                                     Rafi Hofstein
                         Ortec Directors:
                                    Ron Lipstein
                           Costa Papastephanou, Ph.D.



                                Science Committee

                         Hapto Science Managers:
                                    Gerard Marx, Ph.D.
                            Raphael Gorodetsky, Ph.D.
                         Ortec Science Managers:
                            Melvin Silberklang, Ph.D.
                            Costa Papastephanou, Ph.D




                               Schedule 2 - Page 1

                                   Schedule 3


                                    Officers



                            Ira Weinstein, President
                         Costa Papastephanou, Secretary




                               Schedule 3 - Page 1

                                   Schedule 4

                                 No Proceedings.


                                      Hapto


                                      None.







                                      Ortec


         None, except proceedings set forth in Ortec's public documents.



                               Schedule 4 - Page 1

                                    EXHIBIT A

                                PROJECTED BUDGET

-------------------------------------------------------------------------------------------------------------------
                             Quarter 1          Quarter 2          Quarter 3         Quarter 4          Quarter 5
                                                                                                      (two months)
-------------------------------------------------------------------------------------------------------------------
Hapto
-------------------------------------------------------------------------------------------------------------------
Personnel                      48,150             23,825             23,700            20,350              9,930
-------------------------------------------------------------------------------------------------------------------
Consultants                    14,400              7,600              7,800             5,400              2,800
-------------------------------------------------------------------------------------------------------------------
Disposables, chemicals
& equipment
                               24,000             10,400              9,600             7,200              4,000
-------------------------------------------------------------------------------------------------------------------
Travel & meetings
                                3,000                  0              6,000                 0                  0
-------------------------------------------------------------------------------------------------------------------
Contract R&D - Hadasit
                               93,660             42,436             40,239            28,303             14,890
-------------------------------------------------------------------------------------------------------------------
GMP Haptide                         0                  0                  0            45,000                  0
-------------------------------------------------------------------------------------------------------------------
Haptization of sponges
                                    0                  0                  0            86,816                  0
-------------------------------------------------------------------------------------------------------------------
Ortec
-------------------------------------------------------------------------------------------------------------------
Personnel                       1,666              5,706             18,803            16,663             16,862
-------------------------------------------------------------------------------------------------------------------
Disposables and
chemicals                           0                  0              3,750                 0
-------------------------------------------------------------------------------------------------------------------
Sponges                           500              5,000             10,000                 0                  0
-------------------------------------------------------------------------------------------------------------------
Biocompatability                    0                  0                  0            35,000             35,000
-------------------------------------------------------------------------------------------------------------------
Toxicology                          0                  0                  0            45,000             50,000
                                    -                  -                  -            ------             ------
-------------------------------------------------------------------------------------------------------------------
                              185,376             94,967            119,892           289,732            133,482
                              =======             ======            =======           =======            =======
-------------------------------------------------------------------------------------------------------------------


                                    Exhibit A

                                    EXHIBIT B

                                 OPERATING PLAN

---------------------------------------------------------------------------------------------------------
     Months
                                               1   2   3   4   5   6   7   8   9   10   11   12   13   14

Milestones
---------------------------------------------------------------------------------------------------------
       1          Optimize Haptide/Collagen                    Go - No Go
                  sponge process                               Decision Point
---------------------------------------------------------------------------------------------------------
       2          In vitro studies
---------------------------------------------------------------------------------------------------------
       3          Animal studies utilizing                                         Go - No Go
                  rat A and B models                                               Decision Point
---------------------------------------------------------------------------------------------------------
       4          Prepare GMP Haptide
                  including process
                  manufacturing and
                  scale-up production
                  development
---------------------------------------------------------------------------------------------------------
       5          Prepare GMP Haptized
                  collagen sponge
---------------------------------------------------------------------------------------------------------
       6          Conduct pilot safety/tox
                  studies
---------------------------------------------------------------------------------------------------------


                                    Exhibit B

                                    EXHIBIT C

                      Hapto Technology Licenses and Patents

         [A complete and accurate list of all the licenses and patents that are owned or controlled by Hapto and that are related to Hapto Technology and the Research Program.]
                    Haptide Patent Status as of 31 July 2003


Title of Patent:  NOVEL HAPTIDES / NOVEL HAPTOTACTIC PEPTIDES
Inventors:                                       Gerard Marx; Raphael Gorodetsky
Assignee:                                                                Hadasit

-----------------------------------------------------------------------------------------------------------------------
Attorney File No        App No            Filing Date       Pub No          Issue Date          Status
-----------------------------------------------------------------------------------------------------------------------
                          Patent Title: NOVEL HAPTIDES
-----------------------------------------------------------------------------------------------------------------------
HAP/002           Australia 42031/99        26.May.99                                          Examination
-----------------------------------------------------------------------------------------------------------------------
                  Canada 2343317            26.May.99                                          Filed
-----------------------------------------------------------------------------------------------------------------------
                  EPO 99925818.9            26.May.99       1082126                            Examination
-----------------------------------------------------------------------------------------------------------------------
                  Israel 139604             26.May.99                                          Filed
-----------------------------------------------------------------------------------------------------------------------
                  Japan 2000-550501         26.May.99       2003-517809        3.Jun.03        Published
-----------------------------------------------------------------------------------------------------------------------
                  PCT US 99/11517           26.May.99       WO 99/6104         2.Dec.99        Expired
-----------------------------------------------------------------------------------------------------------------------
                    Patent Title: NOVEL HAPTOTACTIC PEPTIDES
-----------------------------------------------------------------------------------------------------------------------
                  USA 09/487790             20.Jan.00                                          Official Communication
-----------------------------------------------------------------------------------------------------------------------
HAP/003           Australia 27024/01        21.Jan.01                                          Examination Requested
-----------------------------------------------------------------------------------------------------------------------
                  Canada 2397833            21.Jan.01                                          Filed
-----------------------------------------------------------------------------------------------------------------------
                  EPO 01901357.2            21.Jan.01       1253928            06.Nov.02       Published
-----------------------------------------------------------------------------------------------------------------------
                  Israel 150458             21.Jan.01                                          Filed
-----------------------------------------------------------------------------------------------------------------------
                  Japan 2001-553796         21.Jan.01                                          Filed
-----------------------------------------------------------------------------------------------------------------------
                  PCT IL01/00057            21.Jan.01       WO 01/53324        26.Jul.01       Expired
-----------------------------------------------------------------------------------------------------------------------
                  USA 10/181187             21.Jan.01                                          Filed
-----------------------------------------------------------------------------------------------------------------------


                                    Exhibit C

Title of Patent:           LIPOSOMAL COMPOSITIONS COMPRISING HAPTOTACTIC
                           PEPTIDES AND USES THEREOF

Inventors:                                       Gerard Marx; Raphael Gorodetsky
Assignee:                                            HAPTO Biotech Inc. Delaware


----------------------------------------------------------------------------------------------------------------------------
 Attorney File No        App No              Filing Date            Pub No            Issue Date           Status
----------------------------------------------------------------------------------------------------------------------------
HAP/005IL            Israel 152609             03.Nov.02                                                 Filed
----------------------------------------------------------------------------------------------------------------------------


                                    Exhibit C

                                    EXHIBIT D

                      OrCel Technology Licenses and Patents

         [A complete and accurate list of all the licenses and patents that are owned or controlled by Ortec and that are related to Ortec Technology and the Research Program.]

                            Ortec International Inc.

                             Patent Status as 5/3/04

=============================================================================================================
US PATENT #            NAME                           EXPIRATION DATE     COMMENTS
-------------------------------------------------------------------------------------------------------------
5,282,859              Composite Living Skin          02/01/2011          Granted in 22 countries: Austria,
                       Equivalent                                         Australia, Belgium, Brazil, Canada
                                                                          Denmark, France, Germany,
                                                                          Great-Britain, Greece, Israel,
                                                                          Italy, Japan, Luxembourg,
                                                                          New Zealand, China, Ireland,
                                                                          Russia, Russia, South Africa,
                                                                          Spain, Sweden Switzerland,
                                                                          Thailand, The Netherlands.
---------------------- ------------------------------ ------------------- -----------------------------------
6,039,760              Composite Living Skin          02/01/2011
                       Equivalent
---------------------- ------------------------------ ------------------- -----------------------------------
6,700,464              Bilayered Collagen Construct   12/28/20
---------------------- ------------------------------ ------------------- -----------------------------------
6,638,709              Processes for Making           12/28/20            Applications filed in Europe (EP
                       Cryopreserved Composite                            01 99 4340), Japan and Israel
                       Living Constructs and
                       Products resulting therefrom
=============================================================================================================


                                    Exhibit D